Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated combined financial statements reflect Atlas Pipeline Partners, L.P.’s (“the Partnership”) historical results as adjusted on a pro forma basis to give effect to (i) its December 20, 2012 acquisition from Cardinal Midstream, LLC (“Cardinal”) of 100% of the equity interests in three wholly-owned subsidiaries (the “Cardinal Acquisition”), which includes a 60% interest in a joint venture, known as Centrahoma Processing, LLC (“Centrahoma”, of which the remaining 40% interest is owned by MarkWest Oklahoma Gas Company, LLC, (“MarkWest”), a wholly-owned subsidiary of MarkWest Energy Partners, L.P. (NYSE: MWE)); (ii) the related issuance of 10.5 million of its common limited partner units in a public offering, along with Atlas Pipeline Partners GP, LLC’s contribution to maintain its 2% general partner interest, to partially fund the purchase; (iii) the related issuance of $175.0 million of 6.625% senior unsecured notes due on October 1, 2020 (“6.625% Senior Notes”) to partially fund the purchase; and (iv) borrowings from the senior secured revolving credit facility to fund the remaining purchase costs. The estimated adjustments to give effect to the Partnership’s Cardinal Acquisition and the associated financing activities are described in the notes to the unaudited pro forma financial statements.

The unaudited pro forma consolidated combined balance sheet information reflects the Partnership’s Cardinal Acquisition as if it occurred as of September 30, 2012, and the unaudited pro forma consolidated combined statements of operations for the nine months ended September 30, 2012 and year ended December 31, 2011 reflect the transaction as if it occurred as of January 1, 2011.

The unaudited pro forma consolidated combined balance sheet and the unaudited pro forma consolidated combined statements of operations were derived by adjusting the Partnership’s historical consolidated financial statements. However, management of the Partnership believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma financial data presented is for informational purposes only and is based upon available information and assumptions that management of the Partnership believes are reasonable under the circumstances. The allocation of the fair value of the assets acquired and liabilities assumed is based upon their estimated fair values, which are subject to adjustment and could change significantly as the Partnership continues to evaluate this preliminary allocation. This unaudited pro forma financial information is not necessarily indicative of what the financial position or results of operations of the Partnership would have been had the transactions been consummated on the dates assumed, nor are they necessarily indicative of any future operating results or financial position. The Partnership may have performed differently had the transactions actually occurred on the dates assumed.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET

September 30, 2012

(in thousands)

(Unaudited)

	Historical	Acquisition		Cardinal Acquisition Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$165	$—		$617,067	(b)	$3,410
				(613,822)	(c)
Accounts receivable	108,270	—		19,618	(c)	127,888
Current portion of derivative assets	26,220	—		—		26,220
Prepaid expenses and other	10,683	70	(a)	4,763	(b)	15,732
				216	(c)

Total current assets	145,338	70		27,842		173,250

Property, plant and equipment, net	1,809,091	295,674	(a)	181	(c)	2,104,946
Intangible assets, net	105,496	107,530	(a)	—		213,026
Goodwill	—	310,904	(a)	—		310,904
Investment in joint venture	85,714	—		—		85,714
Long-term portion of derivative assets	17,195	—		—		17,195
Other assets, net	29,007	1,063	(a)	28	(c)	30,098

Total assets	2,191,841	715,241		28,051		2,935,133

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	11,103	—		341	(c)	11,444
Accounts payable – affiliates	2,539	—		—		2,539
Accounts payable	59,316	—		15,826	(c)	75,142
Accrued liabilities	31,248	207	(a)	464	(c)	31,919
Accrued interest payable	9,723	—		—		9,723
Accrued producer liabilities	71,884	—		—		71,884

Total current liabilities	185,813	207		16,631		202,651

Long-term debt, less current portion	775,510	—		302,542	(b)	1,078,656
				604	(c)
Other long-term liability	6,458	—		—		6,458
Deferred income taxes, net	—	30,082	(a)	—		30,082

Commitments and contingencies

Equity:
General Partner’s interest	23,257	—		6,681	(b)	29,629
				(309)	(c)
Common limited partners’ interests	1,225,974	—		312,607	(b)	1,523,518
				(15,063)	(c)
Equity		598,302	(a)	(598,302)	(c)	—
Accumulated other comprehensive loss	(1,057)	—		—		(1,057)

Total partners’ capital	1,248,174	598,302		(294,386)		1,552,090

Non-controlling interest	(24,114)	86,650	(a)	2,660	(c)	65,196

Total equity	1,224,060	684,952		(291,726)		1,617,286

Total liabilities and equity	$2,191,841	$715,241		$28,051		$2,935,133

See accompanying notes to unaudited condensed consolidated financial statements

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(in thousands, except per unit data)

(Unaudited)

	Historical	Acquisition	Adjustments		Pro Forma
Revenue:
Natural gas and liquids sales	$802,644	$5,656	$162,453	(d)	$970,753
Transportation, processing and other fees – third parties	46,474	26,235	—		72,709
Transportation, processing and other fees – affiliates	357	—	—		357
Related party revenues	—	12,527	—		12,527
Derivative gain, net	36,905	—	—		36,905
Other income, net	7,588	343	—		7,931

Total revenues	893,968	44,761	162,453		1,101,182

Costs and expenses:
Natural gas and liquids cost of sales	652,986	—	162,453	(d)	815,439
Plant operating	43,661	12,229	—		55,890
Transportation and compression	996	—	—		996
General and administrative	29,888	4,022	—		33,910
Compensation reimbursement – affiliates	2,625	—	—		2,625
Other costs	(303)	322	—		19
Depreciation and amortization	65,715	12,987	4,900	(e)	83,602
Interest	27,669	2,487	(2,487)	(f)	38,632
			10,555	(g)
			408	(h)

Total costs and expenses	823,237	32,047	175,829		1,031,113

Equity income in joint ventures	4,235	—	—		4,235
Non-operating income	—	2,011	—		2,011
Income tax benefit	—	200	1,766	(i)	1,966

Income from continuing operations	74,966	14,925	(11,610)		78,281

Income attributable to non-controlling interests	(4,108)	(1,078)	1,317	(e)	(3,869)

Net income attributable to common limited partners and the General Partner	$70,858	$13,847	$(10,293)		$74,412

Allocation of net income attributable to:
Common limited partners’ interest	$64,988				$68,470
General Partners’ interest	5,870				5,942

	$70,858				$74,412

Net income attributable to common limited partners per unit (Basic and Diluted)	$1.19				$1.05

Weighted average common limited partner units:
Basic	53,668				64,175

Diluted	54,409				64,916

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands, except per unit data)

(Unaudited)

	Historical	Acquisition	Adjustments		Pro Forma
Revenue:
Natural gas and liquids sales	$1,268,195	$8,300	$209,055	(d)	$1,485,550
Transportation, processing and other fees – third parties	43,464	24,101	—		67,565
Transportation, processing and other fees – affiliates	335	—	—		335
Related party revenues	—	5,267	—		5,267
Derivative loss, net	(20,452)	—	—		(20,452)
Other income, net	11,192	—	—		11,192

Total revenues	1,302,734	37,668	209,055		1,549,457

Costs and expenses:
Natural gas and liquids cost of sales	1,047,025	—	209,055	(d)	1,256,080
Plant operating	54,686	10,604	—		65,290
Transportation and compression	833	—	—		833
General and administrative	34,551	4,243	—		38,794
Compensation reimbursement – affiliates	1,806	—	—		1,806
Other costs	1,040	168	—		1,208
Depreciation and amortization	77,435	14,756	9,093	(e)	101,284
Interest	31,603	3,117	(3,117)	(f)	46,220
			14,073	(g)
			544	(h)

Total costs and expenses	1,248,979	32,888	229,648		1,511,515

Equity income in joint ventures	5,025	—	—		5,025
Gain (loss) on asset disposition	256,272	(1,634)	—		254,638
Loss on early extinguishment of debt	(19,574)	—	—		(19,574)
Non-operating income	—	14	—		14
Income tax (expense) benefit	—	(1,046)	2,355	(i)	1,309

Income from continuing operations	295,478	2,114	(18,238)		279,354
Income (loss) attributable to non-controlling interests	(6,200)	1,376	1,729	(e)	(3,095)
Preferred unit dividends	(389)	—	—	(e)	(389)

Continuing net income attributable to common limited partners and the General Partner	$288,889	$3,490	$(16,509)		$275,870

Allocation of net income attributable to:
Common limited partners’ interest	$281,449				$268,692
General Partners’ interest	7,440				7,178

	$288,889				$275,870

Net income attributable to common limited partners per unit (Basic and Diluted)	$5.22				$4.17

Weighted average common limited partner units:
Basic	53,525				64,032

Diluted	53,944				64,451

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL STATEMENTS

(a)	To reflect (i) the Cardinal Acquisition for $600.0 million less earnings of $1.7 million from December 1, 2012 (the effective date) through December 20, 2012 (the closing date), which was deducted from the purchase price; and (ii) the preliminary allocation of the acquisition consideration to the underlying assets and liabilities, including MarkWest’s 40% non-controlling interest in Centrahoma. The allocation of the fair value of the assets acquired and liabilities assumed is based upon their estimated fair values, which are subject to adjustment and could change significantly as the Partnership continues to evaluate this preliminary allocation.

(b)	To reflect (i) $312.6 million net proceeds from The Partnership’s public offering of 10.5 million common units at a negotiated price of $31.00 per unit; (ii) $6.7 million capital contribution by Atlas Pipeline Partners GP, LLC to maintain its 2% general partner interest; (iii) the private placement of $175.0 million of 6 5/8% senior notes due October 1, 2020 at a premium of 103% for $176.5 million proceeds net of $3.7 million finance costs; (iv) $122.3 million of borrowings under the Partnership’s $600.0 million senior secured revolving credit facility; and (v) $1.1 million deferred finance costs related to an amendment of the revolving credit facility; all of which were related to the financing of the Cardinal Acquisition.

(c)	To reflect (i) the consummation of the Cardinal Acquisition for net cash consideration of $598.3 million, plus (ii) $0.1 million of purchase price adjustments for working capital, net of cash received; and (iii) the payment of $15.4 million of acquisition related costs, including (1) the payment of $4.0 million in commitment fees related to the unit purchase agreement for a private placement of $200 million of newly-created Class D convertible preferred units intended to finance the Cardinal Acquisition if less than $150 million was raised in the common unit offering; and (2) other acquisition costs, which were allocated between the General Partner’s interest and the common limited partner’s interest. The $15.4 million of acquisition related costs are not included in the pro forma income statements.

(d)	To reclassify natural gas and liquids costs associated to the Cardinal Acquisition revenues. Based upon the Partnership’s portfolio of contracts, the Partnership expects to report the revenues and costs under the acquired contracts on a gross basis. Under guidance in the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 605 – Revenue Recognition, the Partnership presents sales of natural gas, NGLs and condensate and the related cost of goods sold as gross values on the consolidated statements of operations, based upon the assessment that the Partnership acts as a “Principal” as defined by the ASC; while Cardinal presented revenues net of costs based upon the assessment that Cardinal acted as an “Agent”, as defined by the ASC. There is no impact on the reported income from continuing operations as a result of this adjustment.

(e)	To reflect incremental depreciation and amortization expense related to fair value assessment of the assets acquired, including a fair value assessment of the non-controlling interest in the property, plant and equipment and intangible assets.

(f)	To reflect the adjustment to interest expense for Cardinal’s repayment of debt from the net proceeds received on the sale of assets.

(g)	To reflect the adjustment to interest expense to partially finance the Cardinal Acquisition with the issuance of $175.0 million of 6.625% Senior Notes and the additional borrowings of $122.3 on the revolving credit facility at an interest rate of 2.46%, less the accretion of the $5.3 million premium received on the issuance of the 6.625% Senior Notes.

(h)	To reflect the amortization of deferred financing costs incurred related to (i) the Partnership’s issuance of the 6.625% Senior Notes; and (ii) the amendment to the Partnership’s revolving credit facility to provide for the Cardinal Acquisition to be a permitted investment and for Centrahoma to not be required to be a guarantor nor provide a security interest in its assets.

(i)	To reflect the income tax impact of the incremental depreciation and amortization expense recognized related to APL Arkoma, Inc., (previously known as Cardinal Arkoma, Inc.), a corporate subsidiary acquired through the Cardinal Acquisition.